CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed
Financial Information" and "Transfer and Dividend Disbursing Agent,
Custodian, Counsel and Independent Auditors" and to the use of our report dated January 8, 1998, which is incorporated by reference, in this Registration Statement (Form N-1A 33-7497) of Dreyfus Premier New York Municipal Bond Fund.



                                          ERNST & YOUNG LLP

New York, New York
March 12, 1998